Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated June 26, 2009, with respect to the financial statements and schedule of the STERIS Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008 in the following Registration Statements:

Registration Number	Description
33-55976	Form S-8 Registration Statement – STERIS Corporation 401(k) Plan

333-09733	Form S-8 Registration Statement – STERIS Corporation 401(k) Plan

/s/ ERNST & YOUNG LLP

Cleveland, Ohio

June 26, 2009